                                                                    EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION OF LEASE


      THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made this 18th day of October, 2001 from STACK PHARMACEUTICALS, INC., having an office at 5 Sylvan Way, Parsippany, New Jersey 07054 ("Assignor") to THE MEDICINES COMPANY, having an office at 5 Sylvan Way, Parsippany, New Jersey 07054 ("Assignee").

                               W-I-T-N-E-S-S-E-T-H

      WHEREAS, Assignor is the tenant under a lease dated February 28, 2000 (the "Lease"), between Assignor and MACK-CALI MORRIS REALTY, L.L.C., whose address is 11 Commerce Drive, Cranford, New Jersey 07016 ("Landlord") for certain property consisting of approximately 2,358 rentable square feet of second floor space in the office building located at 5 Sylvan Way, Parsippany, New Jersey and further identified on Schedule A attached hereto (the "Premises"); and

      WHEREAS, Assignor has agreed to assign and Assignee has agreed to assume all of Assignor's right, title and interest, as tenant, in and to the Lease and the Premises.

      NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is agreed:

      1. ASSIGNMENT BY ASSIGNOR. Assignor hereby assigns to Assignee, its heirs, successors and assigns, all of Assignor's right, title and interest in and to the Lease and Premises, effective as of November 1, 2001 (the "Effective Date").

      2. ASSUMPTION BY ASSIGNEE. As of the Effective Date, Assignee hereby assumes the Lease and all conditions, covenants, and obligations thereunder imposed on Assignor and agrees to keep and perform all such conditions, covenants and obligations in the manner and within the time periods set forth in the Lease.

      3. USE. Assignee shall use the Premises for general office purposes in accordance with the Lease.

      4. NOTICES. As of the Effective Date, all notices to the tenant required by the Lease shall be forwarded to The Medicines Company, 5 Sylvan Way, Parsippany, New Jersey 07054, attention: Mr. David Stack.

      INTENDING TO BE LEGALLY BOUND, this Assignment has been duly executed as of the date first above appearing.

WITNESS:                                 ASSIGNOR:
                                         STACK PHARMACEUTICALS, INC.



/S/ MELINDA POPOLLA                      BY: /S/ DAVID STACK
------------------------                     ------------------------------
                                         NAME:  DAVID STACK
                                         TITLE: PRESIDENT

                                         ASSIGNEE:
                                         THE MEDICINES COMPANY


/S/ KAREN A. WEBER                       BY: /S/ GLENN SBLENDORIO
------------------------                     ------------------------------
                                         NAME:  GLENN SBLENDORIO
                                         TITLE: SVP BUSINESS DEVELOPMENT

                                      LEASE


                                      FROM:

                         MACK-CALI MORRIS REALTY L.L.C.

                                     LESSOR




                                       TO:



                           STACK PHARMACEUTICALS, INC.

                                     LESSEE





                                    BUILDING:

                                  5 SYLVAN WAY
                             PARSIPPANY, NEW JERSEY

                                TABLE OF CONTENTS

1.    DESCRIPTION...........................................................   4
2.    TERM..................................................................   4
3.    BASIC RENT............................................................   4
4.    USE AND OCCUPANCY.....................................................   4
5.    CARE AND REPAIR OF PREMISES/ENVIRONMENTAL.............................   4
6.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS................................   7
7.    ACTIVITIES INCREASING FIRE INSURANCE RATES............................   7
8.    ASSIGNMENT AND SUBLEASE...............................................   7
9.    COMPLIANCE WITH RULES AND REGULATIONS.................................  10
10.   DAMAGES TO BUILDING...................................................  10
11.   EMINENT DOMAIN........................................................  11
12.   INSOLVENCY OF LESSEE..................................................  11
13.   LESSOR'S REMEDIES ON DEFAULT..........................................  12
14.   DEFICIENCY............................................................  12
15.   SUBORDINATION OF LEASE................................................  13
16.   SECURITY DEPOSIT......................................................  13
17.   RIGHT TO CURE LESSEE'S BREACH.........................................  14
18.   MECHANIC'S LIENS......................................................  14
19.   RIGHT TO INSPECT AND REPAIR...........................................  14
20.   SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION................  14
21.   INTERRUPTION OF SERVICES OR USE.......................................  15
22.   BUILDING STANDARD OFFICE ELECTRICAL SERVICE...........................  15
23.   ADDITIONAL RENT.......................................................  16
24.   LESSEE'S ESTOPPEL.....................................................  19
25.   HOLDOVER TENANCY......................................................  19
26.   RIGHT TO SHOW PREMISES................................................  19
27.   LESSOR'S WORK - LESSEE'S DRAWINGS.....................................  19
28.   WAIVER OF TRIAL BY JURY...............................................  20
29.   LATE CHARGE...........................................................  20
30.   LESSEE'S INSURANCE....................................................  20


31.   NO OTHER REPRESENTATIONS..............................................  22
32.   QUIET ENJOYMENT.......................................................  22
33.   INDEMNITY.............................................................  22
34.   ARTICLE HEADINGS......................................................  22
35.   APPLICABILITY TO HEIRS AND ASSIGNS....................................  22
36.   OUTSIDE PARKING SPACES................................................  23
37.   LESSOR'S LIABILITY FOR LOSS OF PROPERTY...............................  23
38.   PARTIAL INVALIDITY....................................................  23
39.   LESSEE'S BROKER.......................................................  23
40.   PERSONAL LIABILITY....................................................  23
41.   NO OPTION.............................................................  24
42.   DEFINITIONS...........................................................  24
43.   LEASE COMMENCEMENT....................................................  25
44.   NOTICES...............................................................  25
45.   ACCORD AND SATISFACTION...............................................  25
46.   EFFECT OF WAIVERS.....................................................  25
47.   LEASE CONDITION.......................................................  25
48.   MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE............................  25
49.   LESSOR'S RESERVED RIGHT...............................................  26
50.   CORPORATE AUTHORITY...................................................  26
51.   AFTER-HOURS USE.......................................................  26
52.   LESSEE'S EXPANSION/RELOCATION.........................................  26
53.   BUILDING PERMIT.......................................................  27

      LEASE, is made the 28th day of February, 2000 between Mack-Cali Morris Realty L.L.C. ("Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and STACK PHARMACEUTICALS, INC. ("Lessee") with an office at 1 Robin Drive, Oak Ridge NJ 07438.

                                    PREAMBLE

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.    BASE PERIOD COSTS shall mean the following:

      A. Base Operating Costs: Those Operating Costs incurred during Calendar Year 2000.

      B. Base Real Estate Taxes: Those Real Estate Taxes incurred during Calendar Year 2000.

      C. Base Utility and Energy Costs: Those Utility and Energy Costs incurred during Calendar Year 2000.

3.    BUILDING shall mean 5 Sylvan Way, Parsippany, New Jersey.

4.    BUILDING HOLIDAYS shall be those shown on Exhibit E.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 6:00 p.m., but excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities, lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operating of the Building and Office Building Area.

6. COMMENCEMENT DATE is that date which is the earlier of (i) the date upon which Lessee, or anyone claiming under or through Lessee, commences using the Premises for the conduct of business or (ii) the date which is thirty-one (31) days after the date of this Lease.

7. DEMISED PREMISES OR PREMISES shall be deemed to be 2,358 gross rentable square feet on the second (2nd) floor as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in Article 42(b).

8. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

                      Exhibit A      Location of Premises
                      Exhibit A-1    Office Building Area
                      Exhibit B      Rules and Regulations
                      Exhibit C      Lessee's Work
                      Exhibit C-1    Air Conditioning & Heating Design Standards
                      Exhibit D      Cleaning Services
                      Exhibit E      Building Holidays
                      Exhibit F      Tenant Estoppel Certificate
                      Exhibit G      Commencement Date Agreement
                      Exhibit H      Letter of Credit Form

9. EXPIRATION DATE shall be the last day of the month in which the day before the fifth (5th) anniversary of the Commencement Date occurs.

10. FIXED BASIC RENT shall mean: THREE HUNDRED FORTY-SEVEN THOUSAND EIGHT HUNDRED FIVE AND 0/100 DOLLARS ($347,805.00) for the Term payable as follows:

      A.    Yearly Rate:         $69,561.00

      B.    Monthly Installment: $ 5,796.75

11.   LESSEE'S BROKER shall mean Peter Elliot New Jersey L.L.C.

12. LESSEE'S PERCENTAGE shall be 1.6% subject to adjustment as provided for in Article 42(d).

13.   OFFICE BUILDING AREA is as set forth on Exhibit A-1.

14. PARKING SPACES shall mean a total of nine (9) unassigned surface parking spaces.

15.   PERMITTED USE shall be general office use and for no other purpose.

16. POSSESSION DATE shall be the date of this Lease. At anytime after the Possession Date and prior to the Commencement Date, Lessee and its agents, servants, employees and contractors may enter the Premises for purposes of performing Lessee's work and alterations in compliance with Exhibit C attached hereto. Such entry shall constitute the agreement of Lessee that none of such parties nor their work, equipment, or materials will interfere with the work of Lessor in the Premises. All terms and conditions, other than the obligation to pay Basic Rent, shall be in full force and effect from the Possession Date to the Commencement Date.

17. SECURITY DEPOSIT shall be in the amount of THIRTY-FIVE THOUSAND SEVENTY-FIVE AND 25/100 DOLLARS ($35,075.25). Lessee may deliver to Lessor, in lieu of the cash deposit set forth in this paragraph an irrevocable negotiable letter of credit issued by and drawn upon such commercial bank selected by Lessee and acceptable to Lessor (at its sole discretion) and in form and content acceptable to Lessor (also at its sole discretion) (the form attached hereto as Exhibit H shall be deemed acceptable to Lessor) for the account of Lessor, in the amount of THIRTY-FIVE THOUSAND SEVENTY-FIVE AND 25/100 DOLLARS ($35,075.25). Said letter of credit shall be for a term of not less than 1 year and shall be renewed by Lessee (without notice from Lessor) no later than 45 days prior to its expiration, and the expiration of each replacement thereof, until Lessor shall be required to return the security to Lessee pursuant to the terms of this Lease but in no event earlier than 90 days after the Expiration Date, and each such renewed letter of credit shall be delivered to Lessor no later than 45 days prior to the expiration of the letter of credit then held by Lessor. If any portion of the security deposit shall be utilized by Lessor in the manner permitted by this Lease, Lessee shall, within five (5) days after request by Lessor, replenish the security account by depositing with Lessor, in cash or by letter of credit, an amount equal to that utilized by Lessor. Failure of Lessee to comply strictly with the provisions of this paragraph shall constitute a material breach of this Lease and Lessor shall be entitled to present the letter of credit then held by it for payment (without notice to Lessee). If the cash security is converted into a letter of credit, the provisions with respect to letters of credit shall apply (with the necessary changes in points of detail) to such letter of credit deposit. In the event of a bank failure or insolvency affecting the letter of credit, Lessee shall replace same within 20 days after being requested to do so by Lessor.

      Provided that this Lease is in full force and effect, Lessee has complied with each of its obligations under this Lease and the net worth of Lessee on each of the Reduction Dates (as such term is defined below) is not less than the net worth of Lessee on the date of this Lease, then on the last day of each of the first three Lease Years (each such date being a "Reduction Date"), the security deposit shall be reduced by SEVEN THOUSAND EIGHT HUNDRED TWENTY-SEVEN AND 25/100 DOLLARS ($7,827.25), so that the security deposit for the last two (2) Lease Years shall be ELEVEN THOUSAND FIVE HUNDRED NINETY-THREE AND 50/100 ($11,593.50).

18. TERM shall mean five (5) years from the Commencement Date, plus the number of days, if any, to have the lease expire on the last day of a calendar month, unless extended pursuant to any option contained herein.

                               W I T N E S S E T H

      For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1.    DESCRIPTION:

      Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble, (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together, with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2.    TERM:

      The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3.    BASIC RENT:

      The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4.    USE AND OCCUPANCY:

      Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble.

      If at any time during the Term of this Lease, Lessee adopts a policy prohibiting Lessee, its employees, agents or invitees from smoking within the Premises, Lessee shall establish a designated area within the Premises where Lessee shall permit smoking. Lessee shall establish such designated area at Lessee's sole expense in accordance with Article 6 of this Lease. Such designated area shall include, among other things, adequate area, ventilation and fire safety equipment. Lessee hereby acknowledges that such designated area is necessary and reasonable to prevent smoking by Lessee, Lessee's employees, agents and invitees in unauthorized areas of the Building or Common Facilities in violation of relevant fire and safety laws and regulations and to prevent fire hazards within the Premises.

5.    CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:

      (a) Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's particular use of the Premises, this covenant to survive the expiration or sooner termination of the Lease. Notwithstanding anything to the contrary contained in the Lease, Lessee shall not be required to make any repairs, alterations or modifications to the Premises as a result of any laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises unless the need for such repairs, alterations or modifications arises from the particular manner in which Lessee uses the Premises, and repairs, alterations or modifications to the Premises as a result of any laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises which are required of all owners and tenants generally, and do not arise from the particular manner in which an owner or tenant uses its premises, shall be undertaken by and at the sole cost and expense of Lessor and same may be included in Operating Costs pursuant to Article 23 of this Lease. Lessor shall, subject to the same being included in Operating Costs (except as expressly excluded in the immediately preceding sentence), make all necessary repairs to the Premises, Common Facilities and to the assigned parking areas, if any, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

      ENVIRONMENTAL

      (b) COMPLIANCE WITH ENVIRONMENTAL LAWS. Lessee shall, at Lessee's own expense, promptly comply with each and every federal, state, county and municipal environmental law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing ("Environmental Laws"), applicable to the Premises, Lessee, Lessee's operations at the Premises, or all of them, except if there is any violation of Environmental Laws with regard to the Premises existing at the date of this Lease, Lessor shall comply therewith at its sole cost and expense, which shall not be included in Operating Costs.

      (c) ISRA COMPLIANCE. Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J. S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA"), if and to the extent the need for such compliance is triggered by Lessee having become an Industrial Establishment (as defined in ISRA) with respect to its use of the Premises.

      (d) INFORMATION TO LESSOR. At no expense to Lessor, Lessee shall promptly provide all information and sign all documents reasonably requested by Lessor with respect to compliance with Environmental Laws.

      (e) LESSOR AUDIT. Lessee shall permit Lessor and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling, all at Lessee's own expense.

      (f) LESSEE REMEDIATION. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants in, on, under, or about, or migrating from or onto the Premises, the Building or the Office Building Area, as a result of the action or omission of Lessee or a "Lessee Representative," then, in addition to being in default under this Lease and Lessor having all rights available to Lessor under this Lease and by law by reason of such default, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action required by Lessor and any governmental authority, including, without limitation, promptly obtaining and delivering to Lessor an unconditional No Further Action Letter. For purposes of this Article, the term "Lessee's Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Lessee, or any third party for whom Lessee is legally responsible. In no event shall any of Lessee's remedial action involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Lessee's remedial action shall meet the most stringent published or unpublished remediation standards for soil, surface water, groundwater and drinking water.
            Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's satisfaction, restore the affected areas of the Premises, the Building or the Office Building Area, as the case may be, from any damage or condition caused by the investigatory or remedial work.

      (g) ENVIRONMENTAL QUESTIONNAIRE. Upon Lessor's request, contemporaneously with the signing and delivery of this Lease, and thereafter upon renewal of the lease, if at all, Lessee shall complete, execute and deliver to Lessor an environmental questionnaire in form and substance reasonably satisfactory to Lessor.

      (h) ENVIRONMENTAL DOCUMENTS AND CONDITIONS. For purposes of this Article, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Office Building Area, of which the Premises is a part, or its environs, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and submissions. During the term of this Lease and subsequently, promptly upon receipt by Lessee or Lessee's Representatives, Lessee shall deliver to Lessor all Environmental Documents concerning or generated by or on behalf of Lessee, whether currently or hereafter existing. In addition, Lessee shall promptly notify Lessor of any environmental condition of which Lessee has knowledge, which may exist in, on, under, or about, or may be migrating from or onto the Building or the Office Building Area.

      (i) LESSOR'S RIGHT TO PERFORM LESSEE'S OBLIGATIONS. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, the Building or the Office Building Area, as the case may be, then, at Lessor's discretion, Lessor shall have the right, upon notice to Lessee, from time to time, to perform such activities at Lessee's expense if Lessee has failed to do so with reasonable promptness, and all sums reasonably incurred by Lessor shall be paid by Lessee, as Additional Rent, upon demand.

      (j) INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor, Lessor's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Lessee's actions or omissions with regard to Lessee's obligations under this Article.

      (k) SURVIVAL. This Article shall survive the expiration or earlier termination of this lease. Lessee's failure to abide by the terms of this Article shall be restrainable or enforceable, as the case may be, by injunction.

      (l) INTERPRETATION. The obligations imposed upon Lessee under subparagraphs (a) through (j) above are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Lessee under this Article 5. As used in this Article, the term "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any Environmental Laws. Where a law or regulation defines any of these terms more broadly then another, the broader definition shall apply.

6.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

      Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises.

7.    ACTIVITIES INCREASING FIRE INSURANCE RATES:

      Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8.    ASSIGNMENT AND SUBLEASE:

      Provided Lessee is not in default of this Lease beyond notice and expiration of applicable grace periods, Lessee may assign or sublease the within Lease to any party subject to the following:

      a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing no less than sixty (60) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) sublease such space from Lessee at the lower rate of
            (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or (iii) recapture the Recapture Space for Lessor's own use and the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space.

      b. In the event that the Lessor elects not to recapture the Lease or relet the Premises as hereinabove provided, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed, on the basis of the following terms and conditions:

            i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

            ii. The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

            iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or, (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any previous prepayment of more than one month's rent.

            iv. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

            v. The Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment and/or all of the rent, as and when received, in excess of the Rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

            vi. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

            vii. In Lessor's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standard of the Building and (b) is limited to the use of the Premises as general offices.

            viii. The proposed assignee or subtenant shall be an entity which has existed for at least one (1) year and is not then an occupant of any part of the Building or any other building then owned by Lessor within a five-mile radius of the Building.

            ix. The proposed assignee or subtenant is not an entity or a person with whom Lessor is or has been, within the preceding twelve (12) month period, negotiating to lease space in the Building.

            x. There shall not be more than one (1) subtenant in the Premises.

            xi. Lessee shall not advertise the subtenancy for less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant.

            xii. Lessee shall not have (a) publicly advertised the availability of the Premises without prior notice to and approval by Lessor, nor shall any advertisement state the name (as distinguished from the address) of the Building or (b) listed the Premises for subletting or assignment with other than a broker, agent or representative who waives any entitlement to a commission or other fee from Lessor in the event of a recapturing of the Premises;

            xiii. The proposed occupancy shall not, in Lessor's reasonable opinion, increase the density of population using the Demised Premises to exceed one (1) person per 250 gross rentable square feet of space or exceed the parking allocation presently provided for in this Lease;

            xiv. The proposed assignee or subtenant shall only use the Premises for general offices and shall not be engaged in any of the following:

                  (a) educational, including but not limited to, instructional facilities and correspondence schools;

                  (b)   employment agencies;

                  (c)   model agencies;

                  (d)   photographic studios or laboratories;

                  (e)   spas, health, physical fitness or exercise salons;

                  (f)   small loan offices,


                  (g) real estate brokerage or real estate sales offices open to the general public or construction offices;

                  (h) medical or dental facilities, including professional offices, treatment facilities, dispensaries or laboratories;

                  (i)   federal, state or local government offices;

                  (j)   so-called boiler room operations;

                  (k)   retail stock brokerage offices; and

                  (l) religious organizations making facilities available to congregations for uses other than business purposes.

            xv. The proposed assignee or subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the state courts of New Jersey.

            xvi. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

[See Following Page 9A]

      c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Subsection a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or other entity into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation or other entity which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Lessee immediately prior to such merger, consolidation or transfer, or (2) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction.

      d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm

The following shall be deemed added to Section 8(b)(xvi) of this Lease:

      Notwithstanding the foregoing, if it is judicially determined that Lessor has acted in bad faith, Lessee's remedies shall not be limited to specific performance as set forth above.


                                       -9A-
            or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within twenty (20) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

            Lessor shall have sixty (60) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accepts such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

      e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one year's Fixed Basic Rent plus an amount equal to the Additional Rent for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

      f. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.

9.    COMPLIANCE WITH RULES AND REGULATIONS:

      Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's judgement, to absorb and prevent vibration, noise and annoyance.

10.   DAMAGES TO BUILDING:

      If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth
      (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, or if restoration of the damage will require more than one hundred eighty (180) days to complete or if such damage is not fully repaired and reasonable access to the Premises restored within one hundred eighty (180) days from the date of damage, subject, however, to Force Majeure, then, in any such event, Lessee may, no later than the sixtieth
      (60th) day following the date of damage or following the end of said one hundred eighty (180) day period, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee, If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, and Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.

      In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. If the damage results from the fault of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor.

11.   EMINENT DOMAIN:

      If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.


12.   INSOLVENCY OF LESSEE:

      Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof.

13.   LESSOR'S REMEDIES ON DEFAULT:

      If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or default in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within five (5) days or other default within fifteen (15) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, Lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, on demand, such expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.

14.   DEFICIENCY:

      In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the term demised and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

      Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six percent (6%) per annum.

      Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

      Lessor's remedies hereunder are in addition to any remedy allowed by law.

15.   SUBORDINATION OF LEASE:

      This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the lessors under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

16.   SECURITY DEPOSIT:

      In the event of the insolvency of Lessee, or in the event of the entry of a judgment in any court against Lessee which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit Security Deposit in an amount which in Lessor's sole judgment would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

      If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event of a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit; and lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor. Provided this Lease is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

      Lessee may deliver to Lessor, in lieu of the cash deposit set forth in this Article an irrevocable negotiable letter of credit in the form and amount set forth in Paragraph 16 of the Preamble. Said letter of credit shall be for a term of not less than 1 year and shall be renewed by Lessee (without notice from Lessor) no later than 45 days prior to its expiration, and the expiration of each replacement thereof, until Lessor shall be required to return the security to Lessee pursuant to the terms of this lease but in no event earlier than 90 days after the Expiration Date, and each such renewed letter of credit shall be delivered to Lessor no later than 45 days prior to the expiration of the letter of credit then held by Lessor. If any portion of the security deposit shall be utilized by Lessor in the manner permitted by this lease, Lessee shall, within 5 days after request by Lessor, replenish the security account by depositing with Lessor, in cash or by letter of credit, an amount equal to that utilized by Lessor. Failure of Lessee to comply strictly with the provisions of this Article shall constitute a material breach of this lease and Lessor shall be entitled to present the letter of credit then held by it for payment (without notice to Lessee). If the cash security is converted into a letter of credit, the provisions with respect to letters of credit shall apply (with the necessary changes in points of detail) to such letter of credit deposit. In the event of a bank failure or insolvency affecting the letter of credit, Lessee shall replace same within 20 days after being requested to do so by Lessor.

17.   RIGHT TO CURE LESSEE'S BREACH:

      If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18.   MECHANIC'S LIENS:

      Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

19.   RIGHT TO INSPECT AND REPAIR:

      Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20.   SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:

      Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, except on holidays, as set forth on Exhibit E attached hereto and made a part hereof:

      a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee.

      b. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season, and as set forth on Exhibit C-l, attached hereto and made a part hereof, together with Common Facilities lighting and electric energy all during Building Hours, as defined in the Preamble.

      c.    Cold and hot water for drinking and lavatory purposes.

      d. Elevator service during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof).

      e. Restroom supplies and exterior window cleaning when reasonably required.

      f. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

21.   INTERRUPTION OF SERVICES OR USE:

      Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22.   BUILDING STANDARD OFFICE ELECTRICAL SERVICE:

      The cost of electric current which is supplied by the Lessor for use by the Lessee in the Premises, other than for heating or air conditioning purposes, shall be reimbursed to the Lessor at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the subject Premises are located.

      a. From and after the Commencement Date, Lessee agrees to pay as Additional Rent an estimated electrical charge of $.10 per square foot per month, payable on the first day of each and every month, until such time as an electrical survey can be performed pursuant to
            Article 22(b) below.

      b. Lessee agrees that an independent electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Lessee. The cost of such survey shall not exceed $350.00. The findings of said consultant as to the average monthly electric consumption of Lessee shall, unless objected to by Lessee within forty-five (45) days, be conclusive and binding on Lessor and Lessee. After Lessor's consultant has submitted its report, Lessee shall pay to Lessor, within ten (10) days after demand therefor by Lessor, the amount (based on the monthly consumption found by such consultant) as owing from the Lease Term's Commencement Date, and the then expired months, to include the then current month and thereafter adjusted for the estimated electrical charges already paid pursuant to
            Article 22(a), on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the Term commences or ends on any other than the first or last day of the month. If Lessee objects to said findings, Lessee shall nevertheless pay and continue to pay the amount determined by Lessor's consultant until the issue is finally resolved, but Lessee may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Lessor's and

            Lessee's consultant cannot agree as to Lessee's consumption within thirty (30) days of Lessee's consultant's findings either Lessor or Lessee may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Lessor and Lessee, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Lessee shall be promptly refunded.

      c. In the event that there shall be an increase or decrease in the rate schedule (including surcharges or demand adjustments), of the public utility for the supply of Building Standard Office Electrical Service, or the imposition of any tax with respect to such service or increase in any such tax following the Lease Term's commencement, the Additional Rent payable hereunder shall be adjusted equitably to reflect the increase or decrease in rate or imposition or increase in the aforesaid tax. All computations shall be made on the basis of Lessee's surveyed usage as if a meter exclusively measuring such usage to the Premises was in place.

      d. Lessee covenants that it shall notify Lessor immediately upon the introduction of any office equipment or lighting different from that on the Premises as of Lessor's electrical survey or in addition to the aforesaid equipment or lighting on the Premises as of said survey. The introduction of any new or different equipment or lighting shall be cause for, at Lessor's election, a resurveying of the Premises at Lessee's expense. Lessor reserves the right to inspect the Premises to insure compliance with this provision.

      e. Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this
            Article 22 nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent, unless Lessor fails to take such measures as may be reasonable under the circumstances to restore such service without undue delay. In no event shall Lessor be liable for any business interruption suffered by Lessee.

      f. Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this Article 22(f).

      g. Lessee's use of electrical service as contemplated herein shall be during Building Hours, and any use in excess of said Building Hours shall result in an adjustment as set forth in Article 22(a) hereof to reflect such additional consumption.

23.   ADDITIONAL RENT:

      It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs," as defined in the Preamble for said categories.

      a. OPERATING COST ESCALATION -- If the Operating Costs incurred for the Building in which the Premises are located and Office Building Area for any Lease Year or Partial Lease Year during the Lease Term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes);

            fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income or excess profits taxes; wages, salaries and other compensation, to employees above the level of property manager; alterations or improvements for any other tenant; services furnished to other tenants and not to Lessee; costs reimbursed by insurance; expenses relating to the leasing of space in the Building including advertising, real estate brokerage and leasing commissions; legal, accounting and professional fees incurred for solicitation, negotiation and enforcement of leases; expenditures for financing and refinancing; any fee or expenditure paid to a related party in excess of the amount which would be paid in an arm's length transaction for materials or services of comparable quality; costs of maintaining the Lessor's corporate existence or Lessor's general corporate overhead or general administrative expenses; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, in which event the costs thereof shall be included. The Base Operating Costs shall as be as defined in the Preamble.

      b. FUEL, UTILITIES AND ELECTRIC COST ESCALATION (hereinafter referred to as "Utility and Energy Costs") -- If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Utility and Energy Costs. As used in this Article 23, the Base Utility and Energy Costs shall be as defined in the Preamble.

      c. TAX ESCALATION -- If the Real Estate Taxes for the Building and Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes.

            As used in this Article 23(c), the words and terms which follow mean and include the following:

            i.    "Base Real Estate Taxes" shall be as defined in the Preamble.

            ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to the Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

      d. LEASE YEAR -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year." Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

      e. PAYMENT -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as reasonably estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically reasonably revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Article 23(d) hereof (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months). However, Lessor shall be reimbursed by Lessee monthly during the first year of the Term for additional Utility and Energy Cost Escalations resulting from an increase in the monthly rate over the Base Utility Rate.

            In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

      f. BOOKS AND REPORTS -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only (i) Lessee's employees or (ii) a Certified Public Accounting firm. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

      g. RIGHT OF REVIEW -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

      h. OCCUPANCY ADJUSTMENT -- If, with respect to Operating Cost Escalation, as established in Article 23(a) hereof, and Utility and Energy Cost Escalation, as established in Article 23(b) hereof, the Building is less than ninety-five percent (95%) occupied during the establishment of the respective Base Periods, then the Base Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period within the Base Period so as to reflect ninety-five percent (95%) occupancy. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than ninety-five percent (95%) occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five percent (95%) occupancy so that at all times after the Base Period the Operating Cost or Utility and Energy Cost shall be actual costs, but in the event less than ninety-five percent (95%) of the Building is occupied during all or part of the Lease Year involved, the Operating Cost or Utility and Energy Cost shall not be less than that which would have been incurred had ninety-five percent (95%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

24.   LESSEE'S ESTOPPEL:

      Lessee shall, from time to time, on not less that ten (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto as Exhibit F. Upon request from Lessee, Lessor shall execute and deliver to Lessee an estoppel certificate reasonably satisfactory to Lessor.

25.   HOLDOVER TENANCY:

      If Lessee holds possession of the Premises after the Expiration Date of this Lease, Lessee shall (i) become a tenant from month to month under the provisions herein provided, but at one hundred and fifty percent (150%) of the monthly Fixed Basic Rental for the last month of the Term, plus the Additional Rent, for the first month of Lessee's holding over and two hundred percent (200%) of the monthly Fixed Basic Rent for the last month of the Term, plus the Additional Rent, thereafter, which shall continue as provided in the Lease which sum shall be payable in advance on the first day of each month, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Lessee's obligations under this Section shall survive the expiration or sooner termination of the Lease. The time limitations described in this Section 25 shall not be subject to extension for Force Majeure.

26.   RIGHT TO SHOW PREMISES:

      Lessor may show the Premises to prospective purchasers and mortgagees; and during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable notice to Lessee.

27.   LESSOR'S WORK - LESSEE'S DRAWINGS:

      Lessor shall deliver, and Lessee shall accept, the Premises in its "AS-IS" condition. All work to be performed by Lessee hereunder shall be performed in accordance with Exhibit C attached hereto and made a part hereof.

28.   WAIVER OF TRIAL BY JURY:

      To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29.   LATE CHARGE:

      Anything in this Lease to the contrary notwithstanding, at Lessor's option, Lessee shall pay a "Late Charge" of eight percent (8%) of any installment of Fixed Basic Rent or Additional Rent paid more than five (5) days after the due date thereof, to cover the extra expense involved in handling delinquent payments, said Late Charge to be considered Additional Rent. The amount of the Late Charge to be paid by Lessee shall be reassessed and added to Lessee's obligations for each successive monthly period until paid.

      Notwithstanding anything in this Section to the contrary, Lessor shall waive a Late Charge one time during each Lease Year provided, however, the installment of Fixed Basic Rent or Additional Rent so due is paid by the fifteenth (15th) day of the month. Payment received subsequent to the fifteenth (15th) of the month during these grace periods shall require a Late Charge to be reassessed and added to Lessee's obligations hereunder.

30.   LESSEE'S INSURANCE:

      a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

            i. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried (x) under a blanket policy covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this
                  Article 30 and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 33 hereof.

            ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

            iii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

            iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of a duplicate original insurance policy, an insurance binder (countersigned by the insurer), or Evidence of Insurance (in form ACORD 27 with respect to property insurance and ACORD 25-S with respect to liability insurance) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease.

      b.    All of the aforesaid insurance under subparagraph (a)(i) above shall
            (i) name Lessor as an additional insured; (ii) be written by one or more responsible insurance companies licensed in the State of New Jersey satisfactory to Lessor and in form satisfactory to Lessor;
            (iii) contain endorsements substantially as follows: "It is understood and agreed that the insurer will give to Lessor, or any successor lessor, c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey, thirty (30) days prior written notice of any material change in or cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

      c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

      d. Lessee agrees, at its own cost and expense, to comply with all rules and regulations of the National Fire Protection Association (NFPA) National Fire Code. If, at any time or from time to time, as a result of or in connection with any failure by Lessee to comply with the foregoing sentence or any act or omission or commission by Lessee, its employees, agents, contractors or licensees, or a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Lessor), the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

      e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

      f. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of the Lessee, and
            (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

[See following page 22]

      g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

31.   NO OTHER REPRESENTATIONS:

      No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

32.   QUIET ENJOYMENT:

      Lessor covenants that if, and so long as, Lessee pays Fixed Basic Rent, and any Additional Rent as herein provided, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33.   INDEMNITY:

      Lessee shall defend, indemnify and save harmless Lessor and its agents against and from: (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor, its agents or contractors for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises,
      (z) any default by Lessee under the terms, covenants and conditions of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

34.   ARTICLE HEADINGS:

      The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

35.   APPLICABILITY TO HEIRS AND ASSIGNS:

      The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building

Section 30(f) of this Lease shall be deemed deleted in its entirety and the following substituted in place thereof:

Lessor and Lessee shall procure a clause in, or endorsement on, each of their policies for fire or extended coverage insurance covering the Premises or personal property, fixtures or equipment located therein, pursuant to which the insurance company waives subrogation or consents to a waiver of right of recovery against the other party. Lessor and Lessee agree not to make claims against, or seek to recover from, the other party for loss or damage to its property or property of others covered by such insurance. To the extent Lessee shall be a self-insurer, Lessee waives the right of recovery, if any, against Lessor, its agents and employees, for loss, damages or destruction of Lessee's property.



                                       22A
      or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36.   OUTSIDE PARKING SPACES:

      Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble, all of which will be unassigned. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of the Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking areas) designated therefor by Lessor, Lessee shall pay to Lessor such penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Article 36 shall be deemed to be Additional Rent.

37.   LESSOR'S LIABILITY FOR LOSS OF PROPERTY:

      Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

38.   PARTIAL INVALIDITY:

      If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.   LESSEE'S BROKER:

      Lessee represents and warrants to Lessor that its broker, as defined in the Preamble, is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagees) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee.
      In no event shall Lessor's mortgagees) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Lessee and Lessor.

40.   PERSONAL LIABILITY:

      Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

41.   NO OPTION:

      The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

42.   DEFINITIONS:

      a. AFFILIATE -- Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty percent (50%) interest.

      b. COMMON FACILITIES -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee.

      c. FORCE MAJEURE -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

      d. LESSEE'S PERCENTAGE -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Article 23(a) or any utility provided for in Article 23(b) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Lessee's proportionate share for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage. Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).

43.   LEASE COMMENCEMENT:

      The Commencement Date of this Lease, as defined in the Preamble to this Lease, shall occur regardless of Lessee's failure to complete the tenant improvement work pursuant to Exhibit C attached hereto.

44.   NOTICES:

      Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope addressed or (iii) sent by nationally recognized overnight delivery service, if to Lessee, at the above described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the tenth
      (10th) day after the mailing thereof or if sent by overnight delivery service, the next business day.

45.   ACCORD AND SATISFACTION:

      No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46.   EFFECT OF WAIVERS:

      No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

47.   LEASE CONDITION:

      Intentionally Omitted.

48.   MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:

      Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

49.   LESSOR'S RESERVED RIGHT:

      Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

50.   CORPORATE AUTHORITY:

      If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

51.   AFTER-HOURS USE:

      Lessee shall be entitled to make use of said Standard Electric Service and HVAC beyond the Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor by 3:00 p.m. on the day that Lessee shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. It is understood and agreed that Lessee shall pay the sum of SIXTY AND 00/100 DOLLARS ($60.00) per hour for air-conditioning service and FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour for heating services, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase between the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested and the Base Rate. The Base Rate for purposes hereof shall be the average of the rates in effect (including surcharges and/or adjustments) during Calendar Year 2000.

      In no event shall the Lessee pay less than the sum of SIXTY AND 00/100 DOLLARS ($60.00) per hour for such overtime air-conditioning service or less than FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour for such overtime heating service.

52.   LESSEE'S EXPANSION/RELOCATION:

      The Lessor, in its sole discretion, shall have the right one time during the initial term of this Lease to change the location of the Premises to other space (the "Substituted Leased Premises") within the Building, subject to the terms and conditions set forth below.

      a. The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises; and the square footage of any Common Facilities attributable to the Substituted Leased

            Premises shall be approximately the same as that of the Common Facilities attributable to the Premises.

      b. If the total square footage comprised by the Substituted Leased Premises and its attributable Common Facilities exceed the total of the Premises and its attributable Common Facilities, the Lessee shall not be required to pay any increase in the Fixed Basic Rent and Lessee's Percentage shall not be increased. If, however, such total square footage shall be less, Lessee's Fixed Basic Rent and Lessee's Percentage shall be decreased proportionately.

      c. The Lessor shall give the Lessee not less than forty-five (45) days prior notice of Lessor's decision to relocate the Lessee; and the Lessee agrees that no later than forty-five (45) days from the date of its receipt of such notice it shall relocate to the Substituted Leased Premises.

      d. The Lessor shall bear and pay for the cost and expense of any such relocation; provided, however, that the Lessee shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. The Lessor shall make reasonable efforts to minimize such interference.

      e. In connection with any such relocation, the Lessor shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any, (as distinguished from trade fixtures, equipment, furniture, furnishings and other personal property belonging to Lessee) required for the Lessee's proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

      f. The payments of new monthly minimum rent shall commence on the earlier of ten (10) days after Lessor has completed the physical relocation and installation of permanent improvements in the Substituted Leased Premises or the date that Lessee first opens for business in the Substituted Leased Premises.

      g. Lessor and Lessee shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the monthly minimum rent payable hereunder.

53.   BUILDING PERMIT:

      Intentionally Omitted.

54.   LESSOR'S INSURANCE:

      During the Term, Lessor shall maintain the following insurance, insuring Lessor and any mortgagee, as their respective interests may appear: (x) insurance against damage to the Building and Office Building Area by all risks of direct physical loss in an amount equivalent to the full replacement cost thereof; (y) comprehensive general liability insurance against claims for bodily injury and property damage occurring in or about the Common Facilities in amounts customarily carried by owners of similar buildings in the Morris County, New Jersey area; and (z) insurance against such other hazards as, from time to time, are then commonly insured against for buildings similarly situated in amounts normally carried with respect thereto. All insurance maintained pursuant to this Article 54 may be effected by blanket insurance policies.

      EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                    LESSEE:
MACK-CALI MORRIS REALTY L.L.C.             STACK PHARMACEUTICALS, INC.


By:   Parsippany Office Associates L.L.C.

By:   Mack-Cali Realty, L.P.,
      managing member

By:   Mack-Cali Realty Corporation,
      its general partner


By: /s/ John Jay Crandall                  By: /s/ David Stack
   -----------------------------              --------------------------------
   John Jay Crandall                          Name: David Stack
   Vice President, Leasing NJ/PA              Title: President

                                    EXHIBIT A

                              LOCATION OF PREMISES
                           STACK PHARMACEUTICALS, INC.

[Drawing of Second Floor of Morris County Financial Center indicating location of Stack Pharmaceuticals, Inc.]


                               Exhibit A - Page 1

                                   EXHIBIT A-1

                              OFFICE BUILDING AREA

BEGINNING at a concrete monument found on the southerly right of way line of Sylvan Way, at the northeasterly corner of Lot 4.02, Block 202 as shown on the present tax map of Parsippany Troy Hills (said Lot 4.02 being lands now or formerly of Dun's Marketing Services, Inc.).

And from said point running; thence:

1. Along the southwesterly line of Sylvan Way, South 66 degrees 11 minutes 14 seconds East, 6.74 feet to an angle point in same; thence

2.    Continuing along said line, South 81 degrees 13 minutes 00 seconds East,
      342.21 feet to a concrete monument; thence

3. Along the northwesterly line of Lot 3.04, Block 202, South 25 degrees 47 minutes 00 seconds West, 805.84 feet to a concrete monument found buried
      1.2 feet below the surface on the northeasterly line of Lot 3.03, Block 202; thence

4. Along said line, North 81 degrees 13 minutes 00 seconds West, 238.74 feet to an iron pipe found; thence

5.    Continuing along said line, North 65 degrees 28 minutes 00 seconds West,
      105.72 feet to a concrete monument found; thence

6. Along the division line between Lot 4.02 and 4.03, Block 202, North 25 degrees 47 minutes 00 seconds East, 777.66 feet to the point or place of BEGINNING.

BEING COMMONLY KNOWN AS Lot 4.03, Block 202 on the Tax Map of the Township of Parsippany - Troy Hills.


                              Exhibit A-1 - Page 1

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor, which shall not be unreasonably withheld. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor's approval. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys finished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided; (1) Lessee obtain's Lessor's consent which will not be unreasonably withheld or delayed; (2) Lessee supplies Lessor with copies of the plans and specifications of the system;
      (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Lessee.

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area, other than ordinary office business machines, without the prior written consent of the Lessor. Lessee shall not employ any persons other than Lessor's janitors for the purpose of cleaning the Premises without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

                               Exhibit B - Page 1

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee's obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other tenant.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Lessee. Each Lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to the Lessor for the acts of such persons.

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.


                               Exhibit B - Page 2

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

      a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

      b) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so; and

      c) the right to install and maintain a sign on the exterior of the Building; and

      d) the exclusive right to use or dispose of the use of the roof of the Building; and

      e) the right to limit the space on the directory of the Building to be allotted to Lessee; and

      f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Lessee's use and occupancy of the Premises.

19. The Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises, other than normal office cleaners and substances used in ordinary office machines. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Lessee at the Lessee's sole expense.

                                    -- END --


                               Exhibit B - Page 3

                                    EXHIBIT C

                          LESSEE'S WORK AND ALTERATIONS

1. Lessee may make the alterations required for Lessee's use of the Premises (hereinafter the ("Work") after the Possession Date subject to the following:

      a. Lessee, at its sole cost and expense, shall prepare and submit to Lessor, for Lessor's and governmental approval, the following descriptive information, detailed architectural and engineering drawings and specifications (hereinafter the "Plans") for the Work. The Plans shall be as complete and finished as required to completely describe the Work and shall include, but not be limited to, the following:

            i. Demolition Plans (if required for Lessor's approval and/or by any applicable governmental authority) depicting all existing conditions to be removed, abandoned or cut patched.

            ii. Architectural floor plans (if required for Lessor's approval and/or by any applicable governmental authority) depicting partition locations and types; door location, size, and hardware types.

            iii. Structural plans (if required for Lessor's approval and/or by any applicable governmental authority) depicting new structural components and their connections to existing elements.

            iv. Electrical plans (if required for Lessor's approval and/or by any applicable governmental authority) depicting all new and existing electrical wiring, devices, fixtures and equipment.

            v. Mechanical plans (if required for Lessor's approval and/or by any applicable governmental authority) depicting all new plumbing, piping, heating, ventilating, air conditioning equipment, and duct work and its connections to existing elements.

            vi. Life Safety System plans (if required for Lessor's approval and/or by any applicable governmental authority) depicting all new or altered alarm system fixtures, devices, detectors and wiring within the Premises and their connection to existing systems.

            vii. Coordinated reflected ceiling plan (if required for Lessor's approval and/or by any applicable governmental authority) showing ceiling systems and materials and all of the above items and their proximity to one another.

            viii. Finish plans showing locations and types of all interior finishes with a schedule of all proposed materials and manufacturers.

            The Plans shall provide for all systems and construction components complying with the requirements of all governmental authorities and insurance bodies having jurisdiction over the Building.

      b. The Plans for the Work are subject to Lessor's prior written approval which shall not be unreasonably withheld, provided, however, that Lessor may in any event disapprove the Plans if they are incomplete, inadequate or inconsistent with the terms of the Lease or with the quality and architecture of the Building. Lessor agrees to approve or disapprove the Plans within three (3) business days of receipt of same (the "Lessor's Approval Period"). If Lessor disapproves the Plans or any portion thereof, Lessor shall promptly notify Lessee thereof and of the revisions which Lessor reasonably requires in order to obtain Lessor's approval Lessee shall, at its sole cost and expense, submit the Plans, in such form as may be necessary, with the appropriate governmental agencies for obtaining required permits and certificates. Any changes required by any governmental agency affecting the Work or the Plans


                               Exhibit C - Page 1
   shall be complied with by Lessee in completing said Work at Lessee's sole cost and expense. Lessee shall submit completed Plans to Lessor simultaneously with Lessee's submission of said plans to the local building department.

2. Lessor shall permit Lessee to solicit competitive pricing and select its own general and/or individual subcontractors to perform the Work in its sole cost subject to the following:

      a. All general contractors shall be subject to Lessor's prior written approval, which shall not be unreasonably withheld.

      b. Lessor's general contractor shall be requested, but not required, to submit a price for the Work.

      c. Lessee shall instruct all approved general contractors to exclusively use Lessor's Base Building Sub-Contractors for heating, ventilation, air conditioning, electrical, fire suppression and life safety systems (hereinafter "Building Systems"). Other subcontractors may be used only when specifically approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed.

      d. The Base Building Sub-Contractors and their respective trades are set forth in Paragraph 7 below.

      e. Lessee notifies Lessor in writing of Lessee's selection of general and subcontractors.

      f. All costs associated with the bidding process soliciting competitive pricing will be at the sole cost and expense of the Lessee.

3. If Lessee accepts the pricing of Lessor's general contractor and elects to use Lessor's general contractor to perform the Work, (i) Lessee and Lessor's general contractor will enter into a separate agreement, substantially similar to AIA Document A101, and Lessor's general contractor shall become Lessee's agent and (ii) Lessor shall waive all supervisory fees. Lessor hereby agrees that change orders shall be on the basis of cost plus ten percent (10%) for supervision services plus ten percent (10%) for overhead.

4. If Lessee does not accept the pricing of Lessor's general contractor and subject to this Paragraph 4, elects to engage another general contractor, or individual sub-contractors, Lessee shall, at its sole cost and expense, complete the Work. Lessee shall complete such Work through its own contractors in accordance with the following terms and conditions:

      a. Lessee's workmen and mechanics shall work in harmony and not interfere with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or their mechanic or contractors, if any. If at any time Lessee and/or its contractors cause disharmony or interference with the operation of the Building, Lessor shall give forty-eight (48) hours written notice to Lessee and within twenty-four (24) hours Lessee shall resolve any dispute so that the tenor of the construction process and the operation of the Building is returned to that which existed prior to Lessor s notice. Such entry by Lessee's contractors shall be deemed controlled by all of the terms, covenants, provisions and conditions of the Lease.

      b. Prior to the commencement of the Work, Lessee shall provide Lessor with evidence of Lessee's contractors and sub-contractors carrying such worker's compensation, general liability, personal and property insurance required by law and in amounts no less than the amounts set forth in Paragraph 8 herein. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any portion of the Work, Lessee's decorations, or installments so made, the same being solely at Lessee's risk,

      c. In the event Lessor approves the use of subcontractors other than Lessor's Base Building sub-contractors, all proposed Building System work, including the preparation of the plans and specifications identified herein, shall be approved by Lessor's engineers (the "Engineering Review"), and any cost thereof shall be Lessee's responsibility.


                               Exhibit C - Page 2

      d. Lessor shall afford Lessee and its contractors the opportunity to use the Building facilities at reasonable cost in order to enable Lessee and its contractors to perform the Work, provided however, that Lessee and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of such work. Lessee shall give Lessor adequate prior notice with regard to the scheduling and transportation of materials in and out of the Building. Lessor shall furnish water, electricity, heat and ventilation during the performance of the Work during regular construction trade hours of 8:00 a.m. to 5:00 p.m., Monday through Friday, exclusive of trade holidays. Scavenger service shall be provided by Lessor at Lessee's expense.

      e. All plans, changes to the plans and work installed by Lessee and its sub- contractors shall require inspections to be made by Lessor's Base Building Sub- Contractors at Lessee's or Lessee's contractors expense (the "Inspection Fees"). The Base Building Sub-Contractors shall supply Lessor with certification that work so preformed has been completed in accordance with the Plans which have been previously approved by Lessor. If a Base Building Sub-Contractor is selected and actually installs the work, the Inspection Fees described in this paragraph with respect to such work shall not be required.

      f. Lessee shall be responsible for all cleaning and removal of debris necessitated by the performance of the Work. If Lessee fails to provide such cleaning and removal, the same may be performed by Lessor on Lessee's behalf and Lessee will pay Lessor an amount equal to the contractor's charge therefore, plus twenty percent (20%) thereof.

      g. Neither the outside appearance nor the strength of the Building or of any of its structural parts shall be affected by the Work.

      h. The proper functioning of any of the Building Systems shall not be adversely affected or the usage of such systems by Lessee shall not be materially increased above the projected usage of such systems indicated by the current plans and specifications of the Building.

      i. Lessee and its general and sub-contractors shall be bound by and observe all of the conditions and covenants contained in the Lease and this Exhibit A.

      j. Lessor shall designate a "Project Manager" as its representative in the Building who shall be responsible for coordination and supervision of the Work as it pertains to the daily operation of the Building. The Project Manager and his subordinates shall be granted access to the Premises at all times during the construction period. Lessee shall pay to Lessor, within ten (10) business days of billing, all reasonable costs applicable to Lessor's supervisory and coordination work during the construction period.

      k. Lessee agrees to pay Lessor five percent (5%) of the contract awarded to Lessee's general contractor and/or any subcontractors to reimburse Lessor for coordination, supervision, and utility costs.

5. Any part of the Work within the Premises shall become the property of the Lessor upon installation. Furthermore, with respect to any material and installation which is part of the Work, Lessee shall not be entitled to remove, pledge or sell same unless otherwise agreed to in writing by Lessor and Lessee. No refund, credit, or removal of said items shall be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (Example:
      shelving, furniture, trade fixtures).

6. Lessor shall provide a cash contribution of SEVENTEEN THOUSAND SIX HUNDRED EIGHTY-FIVE AND 00/100 DOLLARS ($17,685.00) ("Lessor's Construction Allowance") for payment of the costs associated with the completion of The Work. Lessor's Construction Allowance shall be payable within fifteen (15) days of Lessor's receipt of the following:

      a. Copy of the Certificate of Occupancy (temporary and permanent) issued by the local

                               Exhibit C - Page 3
            construction official, if required by any applicable authority;

      b. AIA Document G704, Certificate of substantial completion issued and signed by Lessee's Architect, if Lessee is required to prepare the Plans discussed in Section 1 hereof;

      c. Release of Lien statements from the general and all sub-contractors associated with the Work; and

      d. Lessee shall provide Lessor a set of reproducible drawings of the Plans and a "CAD" file (in DWG or DXF format) of the "As-Built" Plans, if Lessee is required to prepare the Plans discussed in
            Section 1 hereof.

7.    The Base Building Sub-Contractors are:

      FIRE SPRINKLER CONTRACTOR
      "To be provided by Lessor upon request from Lessee."

      ELECTRICAL CONTRACTOR
      "To be provided by Lessor upon request from Lessee."

      PLUMBING CONTRACTOR
      "To be provided by Lessor upon request from Lessee."

      HVAC CONTRACTOR
      "To be provided by Lessor upon request from Lessee."

8.    Lessee's Contractor's Insurance:

      a. The Lessee shall require any and all contractors of the Lessee performing work on or about the Premises to obtain and/or maintain specific insurance coverage for events which could occur while operations are being performed and which could occur after the completion of the work. The insurance coverage of the contractor shall be at least equal to the coverage required by Article 30 of the Lease and the contractor shall name Lessor and, if requested, Mortgagee as additional insureds on all policies of liability insurance.

      b. The contractor shall purchase and maintain such insurance as will protect itself and Lessor and Lessee from claims set forth below which may arise out of or result from its operations under the contract and after contract completion with Lessee, whether such operations are performed by the contractor or by any subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable. The insurance coverage shall include but not be limited to protection for:

            i. Claims under Workers or Workmens Compensation, Disability Benefits, and other Employee Benefit Acts;

            ii. Claims for damages because of bodily injury, occupational sickness, disease or death of its employees;

            iii. Claims for damages because of bodily injury, sickness, disease, or death of any person other than its employees;

            iv. Claims for damages insured by the usual personal injury liability coverages which are sustained by (i) any person as a result of an offense directly or indirectly related to the employment of such person by the contractor, or (ii) by any other person;

            v. Claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

            vi. Claims for damages because of bodily injury or death of any person and/or


                               Exhibit C - Page 4
                  property damage arising out of the ownership, maintenance, or use of any motor vehicle; and

            vii. Claims which include the foregoing, but not limited thereto, which may occur while operations are being performed and claims which may occur after operations are completed.

      c. Lessee shall secure evidence of Lessee's contractor's insurance coverage adequate to protect Lessor and Lessee.

      d. The contract between the Lessee and its contractor shall require that the Lessee's contractor hold the Lessor harmless in a form and manner equal to the indemnity agreement in Article 12, "Indemnification" of the Lease agreement.

      e. Lessee shall cause to be executed a waiver of all rights their contractors have or may have against Lessor and any Mortgagee involved in the Premises in any way, for damages caused by fire or other perils so insured.

      f. If request by Lessor, Lessee shall obtain and furnish surety in a form satisfactory to Lessor, covering the faithful performance of the work and the payment of all obligations arising thereunder.

                                      -END-


                               Exhibit C - Page 5

                                  EXHIBIT C - 1

                 AIR CONDITIONING & HEATING DESIGN STANDARDS

The following are design standards for the building air-conditioning system for cooling and heating in the air in the subject building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five
      (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessee's sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter prescribe involving the air-conditioning system.

                                    -- END --


                              Exhibit C-1 - Page 1

                                    EXHIBIT D

                               CLEANING SERVICES
                             (FIVE NIGHTS PER WEEK)

LESSEE'S PREMISES

1.    Vacuum clean all carpeted areas.

2.    Sweep and dust mop all non-carpeted areas.  Wet mop whenever necessary.

3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

4.    Empty and wash ashtrays.

5.    Empty wastepaper baskets and remove waste to the designated areas.

6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company.

8. Cleaning hours shall be Monday through Friday between 5:30 p.m. and 11:00 p.m.

9.    No cleaning service is provided on Saturday, Sunday and Building
      Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Lessee may make arrangements for same with Lessor's cleaning maintenance company.

COMMON AREAS

1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.


3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

4.    Wash, clean and disinfect water fountains.

5.    Clean all elevators and stairwells.

6.    Lavatories -- Men and Women.

      a. Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.

      b. Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.

      c. Wash and disinfect wash basins and sinks using a germicidal detergent.

      d.    Wash and disinfect toilet bowls and urinals.

      e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.

      f.    Empty and sanitize sanitary disposal receptacles.

      g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

7.    Clean all air ventilation grill work in ceilings.


                               Exhibit D - Page 1

                                    EXHIBIT E

                                BUILDING HOLIDAYS
                                 BUILDING CLOSED

                                * NEW YEAR'S DAY

                                 * MEMORIAL DAY

                               * INDEPENDENCE DAY

                                   * LABOR DAY

                               * THANKSGIVING DAY

                                 * CHRISTMAS DAY

                                    -- END --


                               Exhibit E - Page 1

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

TO:  MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated _______________ by and between ______________ as Lessor (Landlord) and as Lessee, covering those certain premises commonly known and designated as ____ r.s.f, on the _____( ) floor of ______________________,NJ.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none."

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence). If none, state "none."

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since ______________, 2000. The Lease term began _____________, 2000, and the rent for said premises has been paid to and including ______________, 2000 in conformity with this Lease agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is $___________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon request.

5. The Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Workletter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned does not have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. There are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.

Dated this ______________day of _____________________, 2000

, LESSEE


_________________________________
Name:
Title:



                               Exhibit F - Page 1

                                    EXHIBIT G

                           COMMENCEMENT DATE AGREEMENT

1.    PARTIES

      THIS AGREEMENT made the ____________day of _________________, 2000 is by and between ________________________________________ (hereinafter
      "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and ___________________________
      (hereinafter "Lessee") whose address is ____________________.

2.    STATEMENT OF FACTS

      2.1 Lessor and Lessee entered into a Lease dated _________________, 2000 (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately ________________________ rentable square feet on the ___________________(__) floor (hereinafter "Premises") at ____________________________________ (hereinafter "Building"); and

      2.2   The Term of the Lease is for ________________________ (__) months with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Articles 27 and 43 thereof; and

      2.3 It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that ____________________________, 2000 is the Commencement Date of the Term of the Lease.

3.    STATEMENT OF TERMS

      NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

      3.1   The Commencement Date of the Term of the Lease is
            __________________, 2000 and the Expiration Date thereof is
            _____________________, 2000 and the Lease Preamble Articles 6 and 9 shall be deemed modified accordingly.

      3.2   Article 10 of the Preamble shall be deemed modified as follows:

      3.3 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

      3.4 Except as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

      3.5 This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

      3.6 Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

      IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR:                                  LESSEE:

MACK-CALI MORRIS REALTY L.L.C.


By:   Parsippany Office Associates L.L.C.

By:   Mack-Cali Realty, L.P., managing member

By    Mack-Cali Realty Corporation, its general partner


By:_____________________________         By:_____________________________
   John Jay Crandall                        Name:
   Vice President, Leasing NJ/PA            Title:



                               Exhibit G - Page 1

                                    EXHIBIT H

                              LETTER OF CREDIT FORM

Bank: Date:

c/o Mack-Cali Realty Corporation 11 Commerce Drive

Cranford, New Jersey 07016

RE: Irrevocable, Clean Letter of Credit No.

Gentlemen:

At the request of ___________(herein the "Company") we, as drawee, hereby establish our Irrevocable Letter of Credit No. ______ in your favor and authorize you to draw on us up to an aggregate sum of ______________, available by your drafts at sight as of

All drafts must be presented at our office at our close of business not later than ______ together with a statement signed by a duly authorized representative of (or duly authorized designee of any subsequent holder of this credit) (herein the "Beneficiary") certifying that the Beneficiary is entitled to draw such draft pursuant to a Lease Agreement between it and the Company dated _____________. Reference in this credit to a Lease Agreement dated ____________ is for identification purposes only, and the terms and conditions of same are not incorporated in nor made part of this credit. We hereby engage with you (and any subsequent holder of this credit) that we shall accept said statement as binding, correct and conclusive without verification or investigation as to the accuracy, veracity, correctness, genuineness or validity of the same.

If this credit is not renewed on or before the last date for presentation of drafts for an additional period not less than twelve (12) months on an ongoing basis throughout the term of the Lease Agreement, the amount of this credit shall be paid to the Beneficiary upon demand, notwithstanding that such demand may be made up to thirty (30) days after the last date for presentation of drafts.

Should the Beneficiary not make demand for payment within the specified period, then the Letter of Credit shall be automatically renewed for an additional twelve (12) month period for each succeeding year until or thirty (30) days after the expiration or sooner termination of the aforesaid Lease Agreement, whichever occurs later.

No charges are payable by the Beneficiary. All charges are for the account of the Company.

We hereby engage with the drawers, endorsers and bona fide holders of all drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee.

This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits" International Chamber of Commerce Brochure,

Address all drafts, documents and correspondence regarding this Letter of Credit to at the above address, mentioning specifically our Letter of Credit No.
________________.

Very truly yours,


                               Exhibit H - Page 1